Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the:
Grant Prideco, Inc. 2000 Employee Stock Option and Restricted Stock Plan;
Grant Prideco, Inc. 2000 Non-Employee Director Stock Option Plan;
Grant Prideco, Inc. 2001 Stock Option and Restricted Stock Plan;
Grant Prideco, Inc. 2006 Long-Term Incentive Plan;
Distribution Agreement between Grant Prideco, Inc. and Weatherford International, Inc.; and
Weatherford Employee Benefit Agreement among Weatherford International Ltd., Weatherford International, Inc., Grant Prideco, Inc. and National Oilwell Varco, Inc.
of National Oilwell Varco, Inc., of our reports dated February 28, 2008, with respect to the consolidated financial statements and schedule of National Oilwell Varco, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of National Oilwell Varco, Inc. filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Houston, Texas
April 18, 2008